Exhibit 99.2

Management’s discussion and analysis of financial condition and results of operations

References to the “Company,” “HOFV,” “our,” “us” or “we” in this section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” refer to HOF Village, LLC prior to consummation of the Business Combination. The following discussion and analysis of HOFV’s financial condition and results of operations should be read together with HOFV’s financial statements and related notes appearing elsewhere in this amendment to our current report on Form 8-K, which was originally filed with the SEC on July 8, 2020 (as originally filed, the “Super 8-K” and, as amended hereby, the “Amended Super 8-K”). Some of the information contained in this discussion and analysis or set forth elsewhere in this Amended Super 8-K, including information with respect to HOFV’s plans and strategy for HOFV’s business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” and “Forwarding- Looking Statements” sections of this Super 8-K. Such risks and uncertainties could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Capitalized terms but not defined in the Amended Super 8-K shall have the meanings ascribed to them in the Super 8-K.

Business Overview

The Company, is a resort and entertainment company located in Canton, Ohio, leveraging the power and popularity of professional football in partnership with the Pro Football Hall of Fame. The Company was formed in 2015 by initial equity members IRG Canton Village Member, LLC, a Delaware limited liability company, and Hall of Fame Village, Inc., an Ohio corporation (which transferred its membership interest to its parent, the Pro Football Hall of Fame, in 2019). In 2016, the Company was rebranded as Johnson Controls Hall of Fame Village based on a strategic long-term naming rights agreement completed with Johnson Controls, a global Fortune 500 company listed on the NYSE. The Company expects to create a diversified set of revenue streams through developing themed attractions, premier entertainment programming, sponsorships and media. The strategic plan has been developed in three phases of growth.

The first phase of the Johnson Controls Hall of Fame Village is operational, consisting of the Tom Benson Hall of Fame Stadium, the National Youth Football & Sports Complex, and a media company. In August 2017, the Company completed the Tom Benson Hall of Fame Stadium, a sports and entertainment venue with a seating capacity of approximately 23,000. The Tom Benson Hall of Fame Stadium hosts multiple sports and entertainment events, including the NFL Hall of Fame Game, Enshrinement and Concert for Legends during the annual Pro Football Hall of Fame Enshrinement Week. In 2016, the Company opened the National Youth Football & Sports Complex, which consists of eight full-sized, multi-use regulation football fields, five of which have been completed in Phase I. The facility hosts camps and tournaments for football players, as well as athletes from across the country in other sports such as lacrosse and soccer. In 2017, the Company formed a sports and entertainment media company, HOF Village Media Group, LLC, leveraging the sport of professional football to produce exclusive programming using the extensive content controlled by the Pro Football Hall of Fame as well as new programming assets developed from live events such as tournaments, camps and sporting events held at the National Youth Football & Sports Complex and the Tom Benson Hall of Fame Stadium.

The Company is developing new hospitality, attraction and corporate assets surrounding the Pro Football Hall of Fame Museum as part of a Phase II development plan. Plans for future components of the Johnson Controls Hall of Fame Village include two premium hotels, an indoor waterpark, the Center for Excellence (an office building including retail and dining establishments), the Center for Performance (a convention center/field house), and the Hall of Fame Retail Promenade.

Merger Agreement

On September 16, 2019, the Company entered into a definitive business combination agreement (as amended, the “BCA” or the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”) with Gordon Pointe Acquisition Corp (“GPAQ”), a publicly traded special purpose acquisition company, GPAQ Acquisition Holdings, Inc. (“Holdings”), GPAQ Acquirer Merger Sub, Inc., GPAQ Company Merger Sub, LLC, and HOF Village Newco, LLC (“Newco”), to create a sports, entertainment and media enterprise surrounding the Pro Football Hall of Fame. On July 1, 2020, the parties to the Business Combination Agreement consummated the transactions contemplated thereby, which included the Company transferring all of its assets and liabilities to Newco, which is now a wholly-owned subsidiary of Holdings, subsequently renamed Hall of Fame Resort & Entertainment Company (“HOFRE”).

The terms of the Business Combination Agreement provided for HOV Village Newco, LLC, a subsidiary of the Company to which all of the Company’s operations are transferred as part of the Business Combination, to merge with and into a wholly-owned subsidiary of GPAQ. The Company’s management and equity holders have rolled 100% of their equity into the combined entity. Proceeds from GPAQ’s trust account are being used by the Company to repay certain debt and expenses and to fund continued growth of the Company’s operations. Immediately following the closing, the combined company changed its name to “Hall of Fame Resort & Entertainment Company” and the Company became a wholly-owned subsidiary of HOFRE, and received approval to trade on the NASDAQ stock exchange under the ticker symbol “HOFV”.

Key Components of the Company’s Results of Operations

Revenue

The Company’s sponsorship revenue is derived from its agreements with third parties such as Johnson Controls and Constellation NewEnergy. These sponsorship agreements are generally multi-year agreements to provide cash or some other type of benefit to the Company. Some agreements require the Company to use a portion of the sponsorship revenue to incur marketing and other activation costs associated with the agreement, and this revenue is shown net of those associated costs. Additionally, the Company’s Tom Benson Stadium is used to host premier entertainment and sports events to generate event revenues. In addition to top entertainers, the stadium is used to host a variety of sporting events, including high school, college and professional football games throughout the year. The Company plans to continue to expand programming where applicable for its live event business. The Company’s other revenue is derived primarily from rents and cost reimbursement.

Operating Expenses

The Company’s operating expenses include property operating expenses, depreciation expense and other operating expenses. These expenses have increased in connection with putting the Company’s first phase into operation and the Company expects these expenses to continue to increase with the Company’s growth.

The Company’s property operating expenses include the costs associated with running its operational entertainment and destination assets such as the Tom Benson Hall of Fame Stadium and the Youth Sports Complex. As more of the Company’s Phase II assets become operational and additional events for top performers and sporting events are held, the Company expects these expenses to continue to increase with the Company’s development.

Other operating expenses include items such as management fees, commission expense and professional fees. The Company expects these expenses to continue to increase with the Company’s growth.

The Company’s depreciation expense includes the related costs to owning and operating significant property and entertainment assets. These expenses have grown as the Company completed Phase I development and the assets associated with Phase I became operational. The Cexpects these expenses to continue to grow as Phase II and III assets are developed and become operational.

Results of operations

The following table sets forth information comparing the components of net loss for the periods ended June 30, 2020 and the comparable period in 2019:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Sponsorships, net of activation costs	$1,660,928	$1,738,566	$3,321,856	$3,637,492
Rents and cost recoveries	42,657	138,167	317,437	308,206
Event revenues	-	36,519	27,833	49,843
Total revenues	1,703,585	1,913,252	3,667,126	3,995,541

Operating expenses
Property operating expenses	2,428,283	3,126,150	9,112,269	6,030,126
Commission expense	607,126	401,837	1,057,980	569,827
Depreciation expense	2,723,303	2,721,317	5,445,423	5,412,733
Loss on abandonment	-	-	-	12,194,783
Total operating expenses	5,758,712	6,249,304	15,615,672	24,207,469

Loss from Operations	(4,055,127)	(4,336,052)	(11,948,546)	(20,211,928)

Other Expense
Interest expense	(2,199,785)	(2,343,881)	(4,209,795)	(4,574,525)
Amortization of discount on notes payable	(3,443,333)	(3,538,040)	(6,677,746)	(6,902,308)
Total interest expense	(5,643,118)	(5,881,921)	(10,887,541)	(11,476,833)

Other income	-	219,709	-	22,988
Total other expense	(5,643,118)	(5,662,212)	(10,887,541)	(11,453,845)

Net loss	$(9,698,245)	$(9,998,264)	$(22,836,087)	$(31,665,773)

Three Months Ended June 30, 2020 as Compared to the Three Months Ended June 30, 2019

Sponsorship Revenues

The Company’s sponsorship revenues for the three months ended June 30, 2020 decreased by $77,638, or 4.5%, to $1,660,928 as compared to $1,738,566 for the three months ended June 30, 2019. This change was primarily driven by the recognition of deferred revenue for the sponsorship agreements in place at June 30, 2019.

Rents and cost recoveries

The Company’s revenue from rents and cost recoveries for the three months ended June 30, 2020 decreased to $42,657 from $138,167 for the three months ended June 30, 2019, for a decrease of $95,510, or 69.1%. This change was primarily driven by rebates received in 2019 related to utilities and credit card spend.

Event Revenues

The Company’s event revenue for the three months ended June 30, 2020 was $0 compared to $36,519 from the three months ended June 30, 2019, for a decrease of $36,519. This was primarily driven by the cancellation of most youth sports events and stadium events during the COVID-19 pandemic in the second quarter of 2020.

Property Operating Expenses

The Company’s property operating expenses were $2,428,283 for the three months ended June 30, 2020, as compared to $3,126,150 for the three months ended June 30, 2019, a decrease of $697,867, or 22.3%. This decrease was driven by reduced property maintenance costs and lower event expenses due to the pause of the Company operations overall due to the COVID-19 pandemic.

Commission Expense

The Company’s commission expense was $607,126 for the three months ended June 30, 2020 as compared to $401,837 for the three months ended June 30, 2019, for an increase of $205,289, or 51.1%. The increase in commission expense is primarily the result of the Company’s final commission fees paid related per the agreements in place.

Depreciation Expense

The Company’s depreciation expense of $2,723,303 for the three months ended June 30, 2020 was essentially flat as compared to $2,721,317 for the three months ended June 30, 2019.

Interest Expense

The Company’s total interest expense was $2,199,785 for the three months ended June 30, 2020, as compared to $2,343,881 for the three months ended June 30, 2019, for a decrease of $144,096, or 6.1%. The decrease in total interest expense is primarily due to a decrease in the interest rate paid on one of the Company’s debt instruments.

Six Months Ended June 30, 2020 as Compared to the Six Months Ended June 30, 2019

Sponsorship Revenues

The Company’s sponsorship revenues for the six months ended June 30, 2020 decreased by $315,636, or 8.7%, to $3,321,856 as compared to $3,637,492 for the six months ended June 30, 2019. This change was primarily driven by the recognition of deferred revenue for the sponsorship agreements in place at June 30, 2019.

Rents and cost recoveries

The Company’s revenue from rents and cost recoveries for the six months ended June 30, 2020 increased to $317,437 from $308,206 for the six months ended June 30, 2019, for an increase of $9,231, or 3.0%. This change was primarily driven by normal fluctuations in cost recoveries.

Event Revenues

The Company’s event revenue for the six months ended June 30, 2020 was $27,833 compared to $49,843 from the six months ended June 30, 2019, for a decrease of $22,010 or 44.2%. This was primarily driven by the cancellation of several youth sports field events and private events that were to be held in the stadium during the COVID-19 pandemic.

Property Operating Expenses

The Company’s property operating expense was $9,112,269 for the six months ended June 30, 2020 as compared to $6,030,126 for the six months ended June 30, 2019, for an increase of $3,082,143 or 51.1%. The increase in property operating expense is primarily the result of staffing increases year over year (primarily impacting the three months ended March 31, 2020), direct charge of youth sports events that were formerly captured via the joint venture and higher accounting and audit fees related to SEC filings required for the Business Combination with GPAQ.

Commission Expense

The Company’s commission expense was $1,057,980 for the six months ended June 30, 2020, as compared to $569,827 for the six months ended June 30, 2019, for an increase of $488,153 or 85.7%. The increase in commission expense is primarily the result of final commissions fees paid per the agreements in place.

Depreciation Expense

The Company’s depreciation expense was $5,445,423 for the six months ended June 30, 2020 as compared to $5,412,733 for the six months ended June 30, 2019, for an increase of $32,690 or .6%. The increase in depreciation expense is primarily the result of additional depreciation expense incurred in the first half of 2020 on assets whose costs basis was adjusted in the third quarter of 2019.

Interest Expense

The Company’s total interest expense was $4,209,795 for the six months ended June 30, 2020, as compared to $4,574,525 for the six months ended June 30, 2019, for a decrease of $364,730 or 8.0%. The decrease in total interest expense is primarily due to the pay-down of principal amounts and changes in interest rates as well as certain interest expense due to affiliate that was waived at June 30, 2020.

Liquidity and capital resources

The Company is an early stage development company that has invested approximately $250 million to date to fund its Phase I development, which includes the Tom Benson Hall of Fame Stadium, Youth Sports Complex and infrastructure to support the Phase II and III expansion plans. The Company expects to need continued capital investment to fund the construction of its Phase II and III assets and anticipates the need for future funding requirements to supplement its own cash and cash equivalents generated from the Company’s operations.

The Company has incurred continuing losses from its operations through June 30, 2020. Since inception, the Company has met its liquidity requirements principally through the issuance of debt. The Company had a cash balance of $2,149,500 and $9,908,437 as of June 30, 2020 and August 10, 2020, respectively. The Company has required principal payments on notes payable outstanding, as of June 30, 2020 of $257,009,316.

On July 1, 2020, the Company consummated its Business Combination Agreement with GPAQ. As part of this Business Combination and subsequent public market launch, the Company is pursuing convertible debt financing via Private Investment in Public Equity (“PIPE”) Investments. These events will provide the necessary working capital to fund operations and prepare the Company for other funding in the form of a construction loan and public financing through Tourism Development District financing and Tax Increment Financing.

Subsequent to the Business Combination, the entire balance of the Company’s convertible notes converted into equity. Additionally, the Company used proceeds from the Business Combination to pay $15,500,000 on its Bridge Loan, while an additional $15,000,000 of the Bridge Loan converted into equity in the newly formed Hall of Fame Entertainment & Resort entity. The maturity date on the remaining balance has been extended one month to November 30, 2020. Should the Company be unable to pay off the principal balance at maturity, IRG has agreed that they will assume the note and extend the maturity date to November 2021. Therefore, although the Bridge Loan matures in less than 12 months from the date the Company’s financial statements are available to be issued, it is management’s assessment that IRG’s guarantee and agreed-upon extension provides sufficient liquidity for the Company to operate for 12 months following the date these financial statements are issued.

Cash Flows

Since inception, the Company has primarily used its available cash to fund its project development expenditures. The following table sets forth a summary of cash flows for the periods presented:

	For the Six Months Ended June 30		For the Years Ended December 31,
	2020	2019	2019	2018
Cash provided by (used in):
Operating Activities	$(14,165,230)	$3,195,468	$933,018	$(13,976,859)
Investing Activities	(14,845,023)	(7,418,308)	(16,723,883)	(40,761,071)
Financing Activities	34,005,840	1,654,080	15,987,507	61,095,957
Net increase (decrease) in cash and cash equivalents	$4,995,587	$(2,568,760)	$196,642	$6,358,027

Cash Flows for the Six Months Ended June 30, 2020 and 2019

Operating Activities

Net cash used in operating activities was $14,165,230 during the six months ended June 30, 2020, which consisted primarily of a net loss of $22,836,087, offset by non-cash depreciation expense of $5,445,423, amortization of note discounts of $6,677,746, a decrease in prepaid rent expense of $2,974,224, payment-in-kind interest rolled into debt of $2,199,714, a decrease in trade account receivable of $346,185, a decrease in prepaid expenses and other assets of $576,496, an increase in accounts payable and accrued expenses of $2,121,854, a decrease in due to affiliates of $7,318,101, and an increase in other liabilities of $3,441,126.

Net cash provided by operating activities was $3,195,468 during the six months ended June 30, 2019, which consisted primarily of a net loss of $31,665,773, offset by non-cash depreciation expense of $5,412,733, amortization of note discounts of $6,902,308, an increase in bad debt expense of $135,666, an increase on loss on abandonment of project development costs of $12,194,783, an increase in accounts receivable of $1,115,535, an increase in prepaid expenses and other assets of $1,042,544, an increase in accounts payable and accrued expenses of $2,842,819, an increase in due to affiliates of $3,134,923, and an increase in other liabilities of $2,064,165.

Investing Activities

Net cash used in investing activities was $14,845,023 during the six months ended June 30, 2020, and consisted of $14,688,633 of cash used for project development costs and $156,390 of leaseholds improvements placed into service. During the six months ended June 30, 2019, net cash used in investing activities was $7,418,308, which consisted solely of cash used for project development costs.

Financing Activities

Net cash provided by financing activities was $34,005,840 during the six months ended June 30, 2020, which consisted primarily of $36,014,210 in borrowings on loans payable, partially offset by $5,572,102 of repayments on loans payable, $135,268 of deferred financing costs and contributions of $3,699,000 from members.

Net cash provided by financing activities was $1,654,080 during the six months ended June 30, 2019, which consisted primarily of $5,470,000 in proceeds from notes payable, offset by $3,304,312 in repayments of notes payable and $511,608 in payment of financing costs.

Cash Flows for the Years Ended December 31, 2019 and 2018

Operating Activities

Net cash provided by operating activities was $933,018 during the year ended December 31, 2019, which consisted primarily of a net loss of $55,903,880, offset by non-cash loss on abandonment of 12,194,783, amortization of notes discounts of $13,274,793, non-cash depreciation expense of $10,915,839, and increases in accounts payable and accrued expenses of $3,650,041, due to affiliates of $9,459,293, and other liabilities of $1,849,398.

Net cash used in operating activities was $13,976,859 during the year ended December 31, 2018, and was primarily a result of the net loss of $33,625,624, offset by non-cash depreciation expense of $10,885,057, an increase in due to affiliates of $1,582,362, and an increase in other liabilities of $6,389,506.

Investing Activities

Net cash used in investing activities was $16,723,883 and $40,761,071 during the years ended December 31, 2019 and 2018, respectively, and primarily relate to additions to project development costs.

Financing Activities

Net cash provided by financing activities was $15,987,507 during the year ended December 31, 2019 and consisted of proceeds from notes payable of $23,588,122, offset by repayment of notes payable of $7,023,874 and payment of financing costs of $576,741.

Net cash provided by financing activities was $61,095,957 during the year ended December 31, 2018 and consisted of proceeds from notes payable of $84,475,917, offset by repayment of notes payable of $19,539,610 and payment of financing costs of $3,840,350.

Subsequent Financing Activity since June 30, 2020

On the Closing Date, concurrently with the Closing of the Business Combination, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain funds managed by Magnetar Financial, LLC and the purchasers listed on the signature pages thereto (together, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) $20,721,293 in aggregate principal amount of the Company’s 8.00% Convertible Notes due 2025 (the “Notes”). The Private Placement was conducted pursuant to under section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving any public offering. The offer and sale of the Notes have not been registered under the Securities Act or applicable state securities laws, and consequently, the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Closing of the Private Placement and delivery of the Notes pursuant to the Note Purchase Agreement occurred on the Closing Date. The Company received cash proceeds from the issuance and sale of the Notes of approximately $7 million. The Company intends to use the proceeds of the Private Placement to fund the Company’s obligations related to the Business Combination Agreement, to satisfy the Company’s working capital obligations and to pay transaction fees and expenses.

This summary of the Note Purchase Agreement and the Notes is qualified in its entirety by reference to the text of the Note Purchase Agreement, which is included as Exhibit 10.7 in the Form 8-k filed by the Company on July 8, 2020 and is incorporated herein by reference.

Contractual Obligations and Commitments

The following is a summary of the contractual obligations as of June 30, 2020 and the effect of such obligations are expected to have on the liquidity and cash flows in future periods:

	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Notes payable commitments	$257,009,315	$92,514,014	$132,665,371	$23,528,930	$8,301,000
Total	$257,009,315	$92,514,014	$132,665,371	$23,528,930	$8,301,000

Off-Balance Sheet Arrangements

The Company did not have any off-balance sheet arrangements as of June 30, 2020.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of the Company’s financial condition and results of operations is based on the Company’s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. In accordance with U.S. GAAP, the Company base its estimates on historical experience and on various other assumptions the Company believes are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

For information on the Company’s significant accounting policies please refer to Note 2 to the Company’s Consolidated Financial Statements.